UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Wilber Corporation (“Wilber”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Community Bank Systems, Inc. (“Community”) after the close of business on October 22, 2010. Under the terms of the Merger Agreement, Community will acquire Wilber for approximately $101.8 million, and Wilber will merge with and into Community, with Community being the surviving corporation (the “Merger”).  Immediately following the Merger, Wilber National Bank, the wholly owned subsidiary of Wilber will be merged with and into Community’s subsidiary bank, Community Bank, N.A. (“Community Bank”) and Community Bank will continue as the surviving bank.

The Merger Agreement provides that each issued and outstanding share of the Wilber common stock will be converted into the right to receive, at the election of the shareholder, (i) cash, equal to $9.50 per share (the “Cash Consideration”), (ii) a number of shares of Community common stock based upon the Exchange Ratio (as defined below), and cash in lieu of fractional shares, if any (the “Stock Consideration”), or (iii) a combination of cash and stock, subject to proration procedures detailed in the Merger Agreement, which provide that the aggregate consideration paid by Community will be 80% Community common stock and 20% cash. As to the Stock Consideration received in exchange for Wilber common stock, the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

If the market price of Community’s common stock (computed by averaging the closing price of Community common stock reported on the New York Stock Exchange for the ten (10) consecutive trading days immediately  prior to the completion of the Merger (the “Average Market Price”)) is greater than $25.35, then the Exchange Ratio shall be 0.3748; if the Average Market Price is less than $19.71, then the Exchange Ratio shall be fixed at 0.4280; and if the Average Market Price is equal to or greater than $19.71 but less than $25.35, then the Exchange Ratio shall be determined by dividing the Cash Consideration by the Average Market Price.

Completion of the Merger is subject to receipt of all necessary regulatory approvals, approval of Wilber’s shareholders and satisfaction of other customary closing conditions as stated in the Merger Agreement. The Merger is expected to be completed in early 2011.

Pursuant to the Merger Agreement, Community agreed to appoint two of Wilber’s directors, Brian R. Wright and Alfred S. Whittet, to the Board of Directors of both Community and Community Bank effective upon the closing of the Merger.  Community also agreed to establish an advisory board of Community Bank, consisting of the other current directors of Wilber willing to serve, to advise Community Bank on business matters relating to Wilber’s former market area.

In connection with the Merger Agreement, the directors and executive officers of Wilber entered into a voting agreement wherein they agreed, among other things, (i) to vote their shares of Wilber common stock in favor of the Merger and the Merger Agreement at the special meeting of Wilber shareholders to be held to vote on the proposed transaction; and (ii) not to sell, transfer or gift any of their shares of Wilber common stock prior to the consummation of the Merger, except under limited circumstances.

The Merger Agreement also provides for certain termination rights for both Wilber and Community, and further provides that upon any termination of the Merger Agreement under certain circumstances relating to any third party takeover proposal, Wilber will be obligated to pay Community a termination fee of $4 million.

The Merger Agreement also contains usual and customary representations and warranties that Community and Wilber made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the agreement between Community and Wilber, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Community and Wilber rather than establishing matters as facts.

The foregoing summary of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement which is filed (along with the forms of the voting agreement and affiliates agreement) as exhibit 2.1 to this report and incorporated herein by reference.

Additional Information for Shareholders

In connection with the Merger, Community will be filing a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus and other documents regarding the proposed transaction.  Wilber shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Community and Wilber and the proposed transaction.  When available, copies of this proxy statement/prospectus will be mailed to Wilber shareholders.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site  (http://www.sec.gov), or by directing a request to The Wilber Corporation, Attention: Corporate Secretary, 245 Main Street, Oneonta, NY 13820 or to Community Bank System, Inc., Attention – Investor Relations Department, 5790 Widewaters Parkway, DeWitt, NY 13214. Copies of other documents filed by Wilber or Community with the SEC may also be obtained free of charge at the SEC’s web site or from Wilber’s website at www.wilberbank.com under the link “About Us” and then under the heading “The Wilber Corporation.” Free copies may also be obtained by directing a request to Wilber or Community, as applicable, at the address provided above.

Wilber and Community and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Wilber in connection with the proposed Merger.  Information about the directors and executive officers of Wilber is set forth in its proxy statement for Wilbers’s 2010 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 23, 2010.  Information about the directors and executive officers of Community is set forth in its proxy statement for Community’s 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 25, 2010.

Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward Looking Statements

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Wilber and Community.  These statements include statements regarding the anticipated closing date of the transaction and anticipated future results.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Wilber and Community, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Community and Wilber are engaged, changes in the securities markets, political instability, acts of war or terrorism and other risks and uncertainties disclosed from time to time in documents that Wilber or Community files with the SEC.

Item 8.01 Other Events

On October 25, 2010, Wilber and Community issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger dated as of October 22, 2010 (including the forms of the voting agreement and the affiliates agreement).

99.1	Joint Press Release issued by The Wilber Corporation and Community Bank Systems, Inc. dated October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Alfred S. Whittet
Alfred S. Whittet
President & Chief Executive Officer

Date: October 25, 2010